Exhibit 99.A

EXHIBIT A

Joint Filing Agreement

Soleus Capital Master Fund, L.P., a Cayman Islands exempted limited partnership, Soleus Capital, LLC, a Delaware limited liability company, Soleus Capital Group, LLC, a Delaware limited liability company, Soleus Capital Management, L.P., a Delaware limited partnership, Soleus GP, LLC, a Delaware limited liability company, and Guy Levy, an individual, hereby agree to file jointly the statement on Schedule 13G to which this Joint Filing Agreement is attached, and any amendments thereto which may be deemed necessary, pursuant to Regulation 13D-G under the Securities Exchange Act of 1934, as amended.

It is understood and agreed that each of the parties hereto is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, but such party is not responsible for the completeness or accuracy of information concerning the other party unless such party knows or has reason to believe that such information is inaccurate.

It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the statement on Schedule 13G, and any amendments hereto, filed on behalf of each of the parties hereto.

Date: August 18, 2026	Soleus Capital Master Fund, L.P.

	By:	Soleus Capital, LLC, its General Partner

	By:	Soleus Capital Group, LLC, its Managing Manager

	By:	/s/ Guy Levy
	Name:	Guy Levy
	Title:	Managing Member

Date: August 18, 2026	Soleus Capital, LLC

	By:	Soleus Capital Group, LLC, its Managing Manager

	By:	/s/ Guy Levy
	Name:	Guy Levy
	Title:	Managing Member

Date: August 18, 2026	Soleus Capital Group, LLC

	By:	/s/ Guy Levy
	Name:	Guy Levy
	Title:	Managing Member

Date: August 18, 2026	Soleus Capital Management, L.P.

	By:	Soleus GP, LLC, its General Partner

	By:	/s/ Guy Levy
	Name:	Guy Levy
	Title:	Managing Member

Date: August 18, 2026	Soleus GP, LLC

	By:	/s/ Guy Levy
	Name:	Guy Levy
	Title:	Managing Member

Date: August 18, 2026	/s/ Guy Levy
	Name:	Guy Levy